UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SusGlobal Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	38-4039116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Davenport Road
Toronto, ON	M5R 1J2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ x ]

Securities Act registration statement file number to which this form relates (if applicable): 333-209143.

Securities to be registered pursuant to Section 12(g) of the Act: common stock, par value $0.0001 per share

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.0001 per share, of SusGlobal Energy Corp. (the “Registrant”), as included under the caption “Description of Capital Stock; Comparison of Rights” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-4, as originally filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2016 (Registration No. 333-209143), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

The documents below are filed as exhibits to this registration statement.

Exhibit
No.	Description

3.1	Certificate of Incorporation of SusGlobal Energy Corp. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333- 209143), filed with the Securities and Exchange Commission on June 7, 2017).

3.2	Form of Bylaws of SusGlobal Energy Corp. Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-209143), filed with the Securities and Exchange Commission on December 23, 2016).(

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-209143), filed with the Securities and Exchange Commission on December 23, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 4, 2019

SUSGLOBAL ENERGY CORP.

By:	/s/ Gerald Hamaliuk
Name: Gerald Hamaliuk
Title: Chief Executive Officer